QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.10

SECOND AMENDMENT
TO TULLY'S COFFEE LICENSE AGREEMENT

[*—Material has been omitted pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted material has been filed separately with the Securities and Exchange Commission.]

        This Second Amendment to Tully's Coffee License Agreement (the "Second Amendment") is made this    day of February, 2002 by and between TULLY'S COFFEE CORPORATION, a Washington corporation, doing business at 3100 Airport Way South, Seattle, Washington 98134, U.S.A. ("Licensor"), and TULLY'S COFFEE JAPAN CO., LTD. a company organized under the laws of Japan, doing business at 3-4-1 Takanawa, Minato-ku, Tokyo, Japan ("Licensee"). Unless otherwise defined in this Second Amendment, capitalized terms used in this Second Amendment shall have the definitions given to such terms in the License Agreement described in RecitalùA below.

RECITALS

        A.    On April 26, 2001, Licensor and Licensee are parties to that certain Tully's Coffee License Agreement dated April 26, 2001, as amended by that certain First Amendment to Tully's Coffee License Agreement dated October 1, 2001 (collectively, the "License Agreement"), pursuant to which Licensor has granted to Licensee an exclusive license to use, inter alia, Licensor's know-how, trade secrets, proprietary information and designs, Business Names, and Trademarks in association with the operation of Tully's Stores in Japan (referred to herein as the "Territory").

        B.    In order to facilitate a roll out of franchised Tully's Stores in the Territory, Licensee and Venture Link Co., Ltd. ("Venture Link") desire to enter into a franchise business support agreement (the "VL Franchise Business Support Agreement"). In connection with the proposed VL Franchise Business Support Agreement, Licensee has requested that Licensor make certain adjustments to the franchise royalties due under the License Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

        1.    Amendment. Section 2 of the License Agreement is hereby amended to add the following additional paragraph:

          Pursuant to the VL Business Franchise Agreement, Licensee has agreed to pay a franchise support royalty equal to [ * ] of all royalty payments received from franchisees of Tully's Stores in the Territory arranged or obtained pursuant to the VL Business Franchise Agreement (the "VL Frachise Royalty"). Licensor agrees that, with respect to VL Franchised Stores only, for so long as the VL Franchise Royalty remains at [ * ] or higher, Licensor shall reduce the Licensor Royalty Fee from [ * ] to [ * ] for such stores. As used herein, the term "VL Franchised Store shall mean a franchised Tully's Store opened by a franchisee pursuant to the VL Business Franchise Agreement pursuant to which Licensee pays the full VL Franchise Royalty to Venture Link.

        2.    No Other Changes. Except as specifically set forth in this Second Amendment, the remaining terms and conditions of the License Agreement, as amended by the First Amendment, shall remain unchanged and shall remain in full force and effect.

        3.    Conflict. In the event of a conflict between the provisions of this Second Amendment and the License Agreement, the provisions of this Second Amendment shall prevail.

        4.    Counterparts. This Second Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document notwithstanding that both parties are not signatories to each counterpart. However, this Second Amendment shall not be enforceable against a party until a counterpart has been executed by both parties.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LICENSOR:

TULLY'S COFFEE CORPORATION

By:	/s/ MARC EVANGER Marc Evanger, its President and CEO

LICENSEE:

TULLY'S COFFEE JAPAN, LTD.

By:	/s/ KOUTA MATSUDA Kouta Matsuda, its President

QuickLinks

  Exhibit 10.10
SECOND AMENDMENT TO TULLY'S COFFEE LICENSE AGREEMENT